UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 6, 2009
SUNRISE SENIOR LIVING, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-16499 (Commission File Number)	54-1746596 (I.R.S. Employer Identification No.)
7902 Westpark Drive
McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)
(703) 273-7500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events
     Sunrise Senior Living, Inc. (the “Company”) will hold its 2009 annual meeting of stockholders (the “Annual Meeting”) on November 18, 2009. Stockholders of record at the close of business on September 25, 2009 will be entitled to notice of and to vote at the Annual Meeting. The matters to be considered at the Annual Meeting include the election of six directors. The Company will mail its definitive proxy materials to its stockholders prior to the Annual Meeting, which will include the time and location of the meeting.
     Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, the Company has established the close of business on August 28, 2009 for receipt by the Company of any stockholder proposals submitted under Rule 14a-8 for inclusion in the Company’s proxy materials for the Annual Meeting. Such proposals must be delivered to the Secretary of the Company at the Company’s address noted above. The Company recommends that such proposals be sent by certified mail, return receipt requested. Such proposals also will need to comply with the rules of the Securities and Exchange Commission regarding the inclusion of stockholder proposals in the Company’s proxy materials, and may be omitted if not in compliance with applicable requirements.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRISE SENIOR LIVING, INC. (Registrant)
Date: August 6, 2009	By:	/s/ Mark Ordan
Mark Ordan
Chief Executive Officer

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